UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2017

Commission file number 001-36495

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IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	98-1166311 (I.R.S. Employer Identification Number)

4th Floor, Ropemaker Place,

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices)

+44 20 7260 2000

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2017, IHS Markit Ltd. (the “Company”) entered into an indenture (the “Indenture”) among the Company, certain of the Company’s subsidiaries (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Company issued $500 million aggregate principal amount of 4.75% Notes due 2025 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally by the Guarantors on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”). The Securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the Unites States in compliance with Regulation S under the Securities Act.

The terms of the Securities are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to create liens over its assets, enter into certain sale and leaseback transactions and enter into mergers, consolidations, or sell or assign, transfer, lease or convey all or substantially all of its properties and assets. The Indenture also contains customary events of default. Indebtedness under the Securities may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Notes will bear interest at the rate of 4.75% per annum, which is payable in cash on a semi-annual basis on February 15 and August 15 of each year, commencing on August 15, 2017.

The description above does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On February 9, 2017, the Company announced the closing of its previously announced offering of the Securities. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes, which initially included repayment of indebtedness under its revolving credit facility and may in the future include share repurchases pursuant to its previously announced share repurchase authorization.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture, dated as of February 9, 2017, among the Company, the Guarantors (as defined therein) and Wells Fargo, National Association, as trustee (including the form of 4.75% Senior Notes due 2025).

99.1	Press Release dated February 9, 2017, announcing the closing of the offering of the Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

February 9, 2017	By:	/s/ Todd Hyatt
Name: Todd S. Hyatt
Title: Executive Vice President and Chief Financial Officer